Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (“Registration Statement”) of our report dated January 29, 2021, relating to the consolidated financial statements of Farmmi, Inc. included in its annual report (Form 20-F) for the year ended September 30, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

March 17, 2021